                                                                    Exhibit 21.1

                   Subsidiaries of Prosperity Bancshares, Inc.


Name of Subsidiary                       Jurisdiction of Incorporation

Prosperity Holdings, Inc.                           Delaware
Prosperity Bank                                      Texas
Prosperity Capital Trust I                          Delaware
Prosperity Statutory Trust II                     Connecticut
Paradigm Capital Trust II                           Delaware